UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 11, 2013

ZOOM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18672	51-0448969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Sanlitun SOHO, Building A, 11th Floor
No.8 Workers Stadium North Road
Chaoyang District, Beijing, China 100027

U.S. correspondence office:
c/o Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, NY 10017

(Address of principal executive offices including zip code)

(845) 507-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Zoom Technologies, Inc.'s (the "Company") Certificate of Amendment (the "Certificate") became effective with the Secretary of State of Delaware on November 11, 2013 (the "Amendment"). As a result of the Amendment, the Company's outstanding shares of common stock were split at a ratio of 1 for 10 (the "Reverse Split"). Upon effectiveness of the Reverse Split, the Company's issued and outstanding shares of common stock were decreased from 30,086,848 to 3,008,685 shares of common stock, all with a par value of $0.01. Fractional shares resulting from the Reverse Split were rounded up to the next whole number. The Reverse Split did not affect the number of shares of common stock that the Company is authorized to issue. The split-adjusted shares of the Company's common stock will begin trading on the Nasdaq Capital Market on Tuesday, November 12, 2013 under the same symbol ("ZOOM"). The new CUSIP number assigned to Company's common stock because of the Reverse Split is 98976E400.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07   Submission of Matters to a Vote of Security Holders.

On November 11, 2013, the Company completed its 2013 annual meeting of stockholders (the "Annual Meeting"). The Annual Meeting was initially called to order on October 25, 2013 and was adjourned with respect to Proposal Nos. 2, 3 and 4, to provide the Company's shareholders additional time to consider supplemental information regarding such proposals. The number of shares of common stock entitled to vote at the Annual Meeting was 30,086,848 shares. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 25,392,381 shares. All matters submitted to a vote of the Company's stockholders at the Annual Meeting were approved and all director nominees were elected.

The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

Proposal 1: To elect six directors to serve on the Company's Board for a term of one year. Such directors were elected at the initial Annual Meeting, but the Company re-computed the votes at the reconvened meeting.

Nominee	Shares Voted For	Shares Withheld
Lei Gu	14,648,317	744,408
Patrick Wong	14,727,642	665,083
Augustine Lo	14,246,776	1,145,949
Chang Shan	14,246,533	1,146,192
Cheng Wang	14,249,080	1,143,645
Chin Hung (James) Lo	14,750,835	641,890

Proposal 2: To consider and vote upon an amendment to Article FOURTH of the Company's Certificate of Incorporation to effect a reverse stock split of the Company's common stock at a ratio between one-for-five and one-for-ten with such ratio to be determined at the sole discretion of the Board (the "Reverse Split") and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion.

Shares Voted For	Shares Voted Against	Shares Abstaining
24,149,294	1,095,296	147,791

Proposal 3: To conduct a non-binding advisory vote on our 2012 executive compensation.

Shares Voted For	Shares Voted Against	Shares Abstaining
13,544,461	1,736,596	111,668

Proposal 4: To conduct a non-binding advisory vote recommending the frequency of advisory votes on executive compensation.

3 Years	2 Years	1 Year	Shares Abstaining
13,168,455	140,219	1,931,761	152,290

This Current Report on Form 8-K of the Company may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties, many of which are beyond the Company's control. Such statements may include, without limitation, statements with respect to the Company's plans, objectives, projections, expectations and intentions and other statements identified by words such as "projects," "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
3.1	Certificate of Amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TECHNOLOGIES, INC.

Date: November 12, 2013	By: /s/ Patrick Wong Patrick Wong Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
3.1 *	Certificate of Amendment

*    Also provided in PDF format as a courtesy.